                                                                    Exhibit 3.33

(STAMP)                                                                  (STAMP)

                          ARTICLES OF INCORPORATION OF
                                  NIEMAN'S, LTD

     The undersigned, acting as Incorporators of a Corporation under the provisions of Chapter 496A of the 1979 Code of Iowa, which is known as "Iowa Business Corporation Act" and all amendments thereto and to that end do hereby make and adopt the following Articles of Incorporation for such corporation.

                                    ARTICLE I

     The name of this Corporation is NIEMAN'S, LTD.

                                   ARTICLE II

     This Corporation shall commence business on the date that the Secretary of State, State of Iowa, issues the Certificate of Incorporation and shall thereafter continue its corporate existence perpetually unless dissolved by a majority vote of all stock then issued and outstanding.

                                   ARTICLE III

     This Corporation shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which Corporations may be organized under the "Iowa Business Corporation Act".

                                   ARTICLE IV

     The aggregate number of shares which this Corporation shall have authority to issue is Twenty Thousand (20,000) shares of par value of One Hundred ($100) Dollars each, all of which shall be common stock consisting of one class only.

                                    ARTICLE V

     The address of the initial registered office of the Corporation is in Ventura, Iowa and the name of its initial registered agent at such address is Ben F. Nieman.

                                   ARTICLE VI

     The number of Directors constituting the initial Board of Directors of the Corporation is 2 and the name and address of such persons who are to serve as Directors until the first annual meeting of shareholders or until successors are elected and shall qualify are:

      Name               Address
      ----               -------
Ben F. Nieman      R.F.D.
                   Ventura, Iowa 50482

Lois Jean Nieman   R.F.D.
                   Ventura, Iowa 50482

                                  163 127 102

                                   ARTICLE VII

     The name and address of each incorporator is:

      Name               Address
      ----               -------
Ben F. Nieman      R.F.D.
                   Ventura, IA 50482

Lois Jean Nieman   R.F.D.
                   Ventura, IA 50482

                                  ARTICLE VIII

     This Corporation may adopt By-Laws to regulate and govern its internal affairs.

                                   ARTICLE IX

     The private property of the shareholders of this Corporation shall be forever free and exempt from all corporate debts and liabilities.

                                    ARTICLE X

     Conveyances of real estate made by the Corporation may be executed by the President, Vice-President or Treasurer, attested by the Secretary of the Corporation, and all releases of mortgages, liens, judgments or other claims which are required by law to be made of record may be executed by the President, Vice-President, Secretary or Treasurer of the Corporation.

     IN WITNESS WHEREOF, we have hereunto subscribed our names on this 31st day of October, 1980.


                                        /s/ Ben F. Nieman
                                        ----------------------------------------
                                        Ben F. Nieman


                                        /s/ Lois Jean Nieman
                                        ----------------------------------------
                                        Lois Jean Nieman

                                  164 127 103

STATE OF IOWA      )
                   ) ss:
CERRO GORDO COUNTY )

     On this 31st day of October, 1980. before me, the undersigned, a Notary Public in and for the State of Iowa, personally appeared Ben F. Nieman and Lois Jean Nieman, to me known to be the identical persons named in and who executed the foregoing instrument and acknowledged that they executed the same as their voluntary act and deed.

     IN WITNESS WHEREOF, I have hereunto signed my name and affixed my notarial seal the day and year last above written.


                                        /s/ Louis Schuler
                                        ----------------------------------------
                                        Notary Public in and for the State of
                                        Iowa.

(SEAL)

                                                                         (STAMP)

                                  165 127 104


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